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                                                                     EXHIBIT 1.1

                             AMERICAN STORES COMPANY

                               12,326,330 Shares

                    Common Stock (par value $1.00 per share)

                             Underwriting Agreement

                                 (U.S. Version)
                            ------------------------

                                                                  April   , 1997


Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
Donaldson, Lufkin & Jenrette
   Securities Corporation,
Morgan Stanley & Co. Incorporated,
Smith Barney Inc.,
  As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of American Stores Company, a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 12,326,330 shares (the "Firm Shares") and the Company proposes to issue and sell to the Underwriters, at the election of the Underwriters, up to 1,848,949 additional shares (the "Optional Shares") of Common Stock (par value $1.00 per share) ("Stock") of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

     It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement (the "International
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Underwriting Agreement") providing for the sale by the Company and the Selling
Stockholders of up to a total of 3,543,817 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and J.P. Morgan Securities Ltd. are acting as joint lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement, as amended, as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement (and references herein to the Firm Shares or the Optional Shares shall have a similar meaning), and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

        1.     (a)    The Company represents and warrants to, and agrees with,
each of the Underwriters and the Selling Stockholders that:

               (i) A registration statement on Form S-3 (File No. 333-22701) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop

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        order suspending the effectiveness of the Initial Registration
        Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

               (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the

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        statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

               (iii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

               (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder

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        expressly for use in the preparation of the answers therein to Item 7 of
        Form S-3;

               (v) The financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein as of the dates indicated;

               (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, business prospects, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (viii) Each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not

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        have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as contemplated by the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

               (ix) neither the Company nor any Significant Subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (A) its Certificate of Incorporation or By-Laws or (B) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including, without limitation, the Stock Purchase Agreement dated as of February 20, 1997 by and among the Company, Lennie Sam Skaggs, Aline W. Skaggs and certain stockholders (the "Stock Purchase Agreement") and the Registration Rights Agreement dated as of February 20, 1997 among the Company and the stockholders named therein (the "Registration Rights Agreement")) to which the Company or any Significant Subsidiary is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults of any agreement or instrument described in clause (B) which individually and in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Optional Shares to be sold by the Company, and the sale of the Firm Shares to be sold by the Selling Stockholders, hereunder and under the International Underwriting Agreement and the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including, without limitation, the Stock Purchase Agreement or the Registration Rights Agreement) to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, nor will any such action result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or any material violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any Significant Subsidiary or any of their respective properties; and no consent,

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        approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications (x) as have been obtained under the Act and as may be required under the applicable securities or Blue Sky Laws of the various states and other jurisdictions in connection with the issue, sale and distribution of the Shares or (y) of which the failure to obtain would not individually and in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (x) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable; and such shares conform in all material respects to the description of the Stock contained in the Prospectus;

               (xi) The unissued Shares that may be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable; and such shares will conform in all material respects to the description of the Stock contained in the Prospectus;

               (xii) Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (xiii) The execution, delivery and performance of the Stock Purchase Agreement, the Registration Rights Agreement, this Agreement and the International Underwriting Agreement shall not, except in the event that a person becomes the Beneficial Owner (as defined in the Rights Agreement dated as of March 8, 1988, as amended March 20, 1990, June 24, 1996 and February 20, 1997, between the Company and First Chicago Trust Company of New York as Rights Agent (the "Rights Agreement")) of 10% or more of the outstanding Stock as a result of the Offerings, (i) cause the preferred share purchase rights issued pursuant to the Rights Agreement to become exercisable, (ii) cause any Seller or Seller Affiliate (each as defined in the Stock Purchase Agreement) to become an "Acquiring Person" (as defined in

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        the Rights Agreement) or (iii) cause a "Distribution Date" (as defined in the Rights Agreement) to occur;

               (xiv) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Significant Subsidiary is or may be a party or to which any property of the Company or any Significant Subsidiary is or may be the subject that are required to be described in the Prospectus that are not so described; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (xv) The statements set forth in the Prospectus under the caption "Description of Capital Stock--Common Stock" are an accurate summary of the terms of the Stock in all material respects;

               (xvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

               (xvii) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

               (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the International Underwriting Agreement, the Stock Purchase Agreement, the Registration Rights Agreement and the Power of Attorney and Custody Agreement hereinafter referred to, and for the sale and delivery of the Firm Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, have been obtained, except for the registration of Shares under the Act and such as may be required under foreign and state securities and Blue Sky laws; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the

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        International Underwriting Agreement, the Stock Purchase Agreement, the
        Registration Rights Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement;

               (ii) The sale of the Firm Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Stock Purchase Agreement, the Registration Rights Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Declaration of Trust or other constituent documents if such Selling Stockholder is a trust, foundation or institute, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except that such Selling Stockholder makes no representation as to the registration or filing requirements or disclosure provisions of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction;

               (iii) Such Selling Stockholder has, and immediately prior to Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Firm Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Firm Shares and payment therefor pursuant hereto and thereto, good and valid title to such Firm Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters or the International Underwriters, as the case may be (assuming that the several Underwriters and the several International Underwriters are without notice of any adverse claim, as defined in the Uniform Commercial Code as adopted in the State of New

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        York (the "Code") and are otherwise bona fide purchasers for the purposes of the Code, and that such Underwriters' and International Underwriters' rights are not limited by subsection (4) of Section 8-302 of the Code);

               (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option or purchase plans or director incentive plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement), without your prior written consent;

               (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and

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        executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

               (viii) Certificates in negotiable form representing all of the Firm Shares to be sold by such Selling Stockholder hereunder and under the International Underwriting Agreement have been placed in custody under an Irrevocable Power of Attorney and Custody Agreement, in the form heretofore furnished to you (the "Power of Attorney and Custody Agreement"), duly executed and delivered by such Selling Stockholder to First Chicago Trust Company of New York, as custodian (the "Custodian"), and appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the International Underwriting Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters and the International Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Firm Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement, the International Underwriting Agreement and the Power of Attorney and Custody Agreement; and

               (ix) The Firm Shares represented by the certificates held in custody for such Selling Stockholder under the Power of Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder and the International Underwriters under the International Underwriting Agreement; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney and Custody Agreement, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Firm Shares hereunder, certificates representing the Firm Shares shall be delivered by or on behalf of the Selling

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        Stockholders in accordance with the terms and conditions of this
        Agreement, of the International Underwriting Agreement and of the Power of Attorney and Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney and Custody Agreements shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        2.     Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $...................., the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company hereby grants to the Underwriters the right to purchase at their election up to 1,848,949 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery

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(as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company or the Selling Stockholders, as applicable, to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor in Federal or other funds immediately available in New York City, made to the Company and the Custodian for each of the Selling Stockholders, as their interests may appear. The Selling Stockholders will cause the certificates representing the Firm Shares, and the Company will cause the certificates representing the Optional Shares, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New
York City time, on April ...., 1997 or such other time and date as Goldman,
Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares (consistent with the terms hereof), or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipts for the Shares and any additional documents requested by the Underwriters pursuant to Section 7 hereof, will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 or such other location as may be mutually agreed (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing

Location at 3:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Underwriters:

        (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or obligated to subject itself to any material additional tax or other liabilities;

        (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

        (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

        (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option or purchase plans or director incentive plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding on the date of this Agreement; provided that (x) no such convertible or exchangeable securities issued pursuant to such plans on or after the date hereof shall be convertible into or exchangeable for Stock or any such substantially similar securities prior to the expiration of such 90-day period and (y) any Stock or substantially similar securities issued under such plans (other than securities issued upon the conversion or exchange of outstanding securities) shall be subject to restrictions on transfer during such 90-day period), without your prior written consent;

        (f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants);

        (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished by the Company to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

        (h) To use the net proceeds, if any, received by it from the sale of the Optional Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

        (i) To use its best efforts to list, subject to notice of issuance, the Optional Shares on the New York Stock Exchange (the "Exchange"); and

        (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

        6. (a) The Company agrees with the Selling Stockholders and the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses of the

Company in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys; (iv) all fees and expenses in connection with listing the Optional Shares on the Exchange to the extent required; (v) the cost and charges of any transfer agent or registrar; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (vii) the reasonable fees and expenses of one counsel for the Selling Stockholders; and (b) each of the Selling Stockholders jointly and severally agrees with the Company and the several Underwriters that the Selling Stockholders will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of any other counsel for such Selling Stockholders, (ii) the fees and expenses of the Attorneys-in-Fact and the Custodian and (iii) all expenses and taxes incident to the sale and delivery of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed in all material respects all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

        (b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to you such opinion or opinions dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (v), (vi), clause (B) of paragraph (vii), and the last three paragraphs of subsection (c) below as well as their opinion that the statements set forth in the Prospectus under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair and as to such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (c) Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to you and the Selling Stockholders their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) Each of this Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (ii) The Firm Shares have been duly authorized and are validly issued, fully paid and non-assessable;

               (iii) The issue and sale of the Optional Shares being sold by the Company and the performance by the Company of its obligations under this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or loan agreement set forth on a schedule previously furnished to the Underwriters

        (such counsel may assume compliance with the financial covenants contained therein) or the Stock Purchase Agreement or the Registration Rights Agreement, (b) result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of the Company or
        (c) violate the federal securities laws or regulations, the Delaware General Corporation Law or any law, statute, order, rule or regulation known to such counsel (without independent investigation) of any court or governmental agency or body of the State of New York having jurisdiction over the Company, any Significant Subsidiary or any of their respective properties, except, in the case of clauses (a) and (c), for conflicts, breaches, defaults or violations which would not have a material adverse effect on the financial condition, results of operations, assets or business of the Company and its subsidiaries taken as a whole;

               (iv) No consent, approval, authorization, order, registration or qualification of or with any State of New York or Delaware or U.S. Federal court or governmental agency or body is required for the issue and sale of the Optional Shares to be sold by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except such as have been obtained and except for the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters;

               (v) The unissued Optional Shares that may be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform as to legal matters in all material respects to the description of the Stock contained in the Prospectus;

               (vi) The statements set forth in the Prospectus under the caption "Description of Capital Stock--Common Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Certain United States Tax Consequences to Non-United States Holders", insofar as they purport to summarize the laws and documents referred to therein, are accurate in all material respects; and

               (vii) (A) each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements and related schedules and notes or other financial data included or incorporated by reference therein as to which such counsel need express no opinion) complied as to form, in all material respects, as amended as of the time the Registration Statement became effective, with the Exchange Act; and (B) the Registration Statement and the Prospectus as amended or supplemented (except for the financial statements and related schedules and notes or other financial data included or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act.

        In rendering such opinions, such counsel may rely (A) upon the opinion furnished to the Underwriters pursuant to Section 7(d); (B) upon oral advice of the staff of the Commission; and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

        With respect to the matters to be covered in paragraph (vii) above counsel may state their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto (excluding any documents incorporated by reference therein, in which case such opinion is based upon their review of such documents) and discussions with representatives of the Company and its auditors (including discussions in which the Underwriters and their counsel participated) in connection with such preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (excluding any documents incorporated by reference therein) but is without independent check or verification except as specified. Such counsel shall state that in the course of such participation, review and discussions no facts have come to such counsel's attention which lead such counsel to believe that (except for the financial statements and related schedules and notes or other financial data included or incorporated by reference therein as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may further state that such counsel have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including any documents incorporated by reference therein) (other than those statements referred to in paragraph (vi) above).

        In rendering such opinion, such counsel may state that they express no opinion other than as to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States;

        (d) Kathleen E. McDermott, Chief Legal Officer and Assistant Secretary of the Company, shall have furnished to the Underwriters and the Selling Stockholders her written opinion, dated the First Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (iii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all material liens, encumbrances, equities or claims;

               (iv) Other than as set forth or contemplated in the Prospectus, such counsel does not know of any legal or governmental proceedings pending to which the Company or any Significant Subsidiary is a party or to which any property of the Company or any Significant Subsidiary is the subject which are required to be described in the Prospectus as amended or supplemented which are not described as required; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required; and

               (v) The statements in the Prospectus incorporated by reference from Item 3 of Part I of the Company's Annual Report on Form 10-K for the year ended February 3, 1996, as modified or amended by any subsequent documents incorporated by reference in the Registration Statement or the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; and

               (vi) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

        (e) Debevoise & Plimpton, counsel for the Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated the First Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that:

               (i) The Stock Purchase Agreement, the Registration Rights Agreement, and a Power of Attorney and Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder;

               (ii) This Agreement and the International Underwriting Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Firm Shares to be sold by such Selling Stockholder hereunder and thereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the International Underwriting Agreement, the Stock Purchase Agreement, the Registration

        Rights Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Declaration of Trust or other constituent documents if such Selling Stockholder is a trust, foundation or institute, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, where the consequences of such conflict, breach, violation or default would impair the ability of the Selling Stockholder to sell such Selling Stockholder's Firm Shares to the Underwriters and the International Underwriters pursuant to this Agreement and the International Underwriting Agreement or materially impair the ability of the Selling Stockholder to perform such Selling Stockholder's other obligations under this Agreement and the International Underwriting Agreement, except that such counsel shall not express any opinion as to the compliance with the registration or filing requirements or disclosure provisions of the securities laws of the United States or the securities or Blue Sky laws of any other jurisdiction, such counsel shall not express any opinion as to the enforceability of the indemnification or contribution provisions of
        Section 8 of this Agreement and the International Underwriting Agreement and such counsel shall not express any opinion as to the accuracy or completeness of the Registration Statement or Prospectus;

               (iii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Selling Stockholders of the transactions contemplated by this Agreement and the International Underwriting Agreement in connection with the Firm Shares to be sold by such Selling Stockholder hereunder or thereunder, except such as have been duly obtained and are in full force and effect, the registration of the Shares under the Act and such as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the several Underwriters and International Underwriters;

               (iv) Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Firm Shares to be sold by such Selling Stockholder under this Agreement and the International Underwriting Agreement; and

               (v) Upon delivery to the Underwriters by such Selling Stockholder of a certificate or certificates for the Firm Shares to be sold by such Selling Stockholder against receipt of the purchase price therefor as provided in this Agreement and the International Underwriting Agreement, such Selling Stockholder will transfer to the Underwriters who have purchased such Firm Shares pursuant to this Agreement and the International Underwriting Agreement valid title to such Firm Shares, free and clear of any securities interests, claims, liens, equities or other encumbrances whatsoever (assuming that the Underwriters are without notice of any adverse claim, as defined in the Code, and are purchasers for value in good faith for purposes of the Code, and that such Underwriters' and International Underwriters' rights are not limited by subsection (4) of Section 8-302 of the Code).

               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States and in rendering its opinion such counsel may rely upon a certificate of such Selling Stockholder, in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on the Firm Shares sold by such Selling Stockholder; provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate.

        (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto;

        (g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or other negative review in the rating accorded any securities of the Company by any of Standard & Poor's Rating Service, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc.;

        (h) Since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in the business, business prospects, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

        (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

        (j) As of the First Time of Delivery, the Firm Shares to be sold by the Selling Stockholders shall have been duly listed on the Exchange; and as of the Second Time of Delivery, the Optional Shares to be sold by the Company shall have been duly listed, subject to notice of issuance, on the Exchange;

        (k) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the Company (signed by an executive officer) and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance in all material respects by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (g) and (h) of this Section.

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein and (ii) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results solely from the fact that such Underwriter sold Shares to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus that was corrected in the Prospectus.

        (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided further that the liability of a Selling Stockholder shall not exceed the product of the number of Firm Shares sold by such Selling Stockholder and the initial public offering price of the Shares as set forth in the Prospectus.

        (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party (which shall not be unreasonably withheld), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient (other than as a result of the application of the provisos contained therein) to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company or the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Legal Officer; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, one for the Company and one for each of the Representatives plus one for each counsel and the Custodian, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney and Custody Agreement which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    AMERICAN STORES COMPANY

                                       By: ..................................
                                           Name:
                                           Title:

                                    SELLING STOCKHOLDERS

                                       By: ..................................
                                           Name:
                                           Title:

                                       By: ..................................
                                           Name:
                                           Title:

                                       By: ..................................
                                           Name:
                                           Title:

                                       As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in
                                       Schedule II to this Agreement.

Accepted as of the date hereof [at ....., ..............,.............:]
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.

        On behalf of each of the Underwriters

By:..............................................
                (Goldman, Sachs & Co.)

By:   J.P. Morgan Securities Inc.

     By:.............................................
         Name:
         Title:

                                   SCHEDULE I

                                                                      Number of Optional
                                                                         Shares to be
                                                     Total Number of     Purchased if
                                                       Firm Shares      Maximum Option
                   Underwriter                       to be Purchased      Exercised
                   -----------                       ---------------      ---------
Goldman, Sachs & Co. ...............................
J.P. Morgan Securities Inc. ........................
Donaldson, Lufkin & Jenrette Securities Corporation
Morgan Stanley & Co. Incorporated...................
Smith Barney Inc. ..................................


                                                        ----------       ---------
   Total............................................    12,326,330       1,848,949
                                                        ==========       =========

                                   SCHEDULE II

                                                                                   NUMBER OF
                                                                                OPTIONAL SHARES
                                                                  TOTAL NUMBER   TO BE SOLD IF
                                                                 OF FIRM SHARES  MAXIMUM OPTION
                                                                   TO BE SOLD      EXERCISED
                                                                   ----------      ---------
The Company .....................................................           0     1,848,949

THE SELLING STOCKHOLDERS:(a)
ALSAM Trust (L.S. Skaggs portion) ...............................   4,583,515             0
ALSAM Trust (Aline W. Skaggs portion) ...........................      82,735             0
Six S. Ranch, Inc. ..............................................       8,923             0
ALSAM Foundation ................................................     913,175             0
Skaggs Family Foundation for Roman Catholic and Community
        Charities ...............................................     301,131             0
Skaggs Institute for Research ...................................     869,933             0
Lynda Sue Skaggs Balukoff .......................................     179,584             0
Claudia Skaggs Luttrell .........................................     195,165             0
The Northern Trust Company, As Trustee, UA dtd 8/30/96 with L.S .
        Skaggs, The L.S. Skaggs & Aline W. Skaggs Charitable
        Remainder Unitrust #1 ...................................      41,222             0
The Northern Trust Company, As Trustee, UA dtd 1/17/97
        with L.S. Skaggs, The L.S. Skaggs & Aline
        W. Skaggs Charitable Remainder Unitrust #2 ..............   3,221,871             0
The Northern Trust Company, As Trustee, UA dtd 8/26/96 with L.S .
        Skaggs, The L.S. Skaggs, The Lynda Sue Balukoff
        Charitable Remainder Unitrust #1 ........................     113,760             0
The Northern Trust Company, Successor Trustee, UA dtd 7/6/71
        with Claudia Skaggs (Luttrell), The Claudia Skaggs
        (Luttrell) Personal Trust ...............................     233,556             0
The Northern Trust Company, As Trustee, UA dtd 8/30/96 with L.S .
        Skaggs, The Claudia Skaggs Luttrell Charitable Remainder
        Unitrust #1 .............................................     283,287             0
The Northern Trust Company, As Trustee, UA dtd 1/17/97 with L.S .
        Skaggs, The Claudia Skaggs Luttrell Charitable Remainder
        Unitrust #2 .............................................     217,707             0
The Northern Trust Company, Successor Trustee, UA dtd 2/2/66
        with Vivian Skaggs Armstrong, for the benefit of Claudia
        Skaggs (Luttrell) .......................................      21,947             0
The Northern Trust Company, Successor Trustee, UA dtd 5/21/75
        with Donald Lennie Skaggs, The Donald Lennie Skaggs
        Personal Trust ..........................................     125,122             0
The Northern Trust Company, Successor Trustee, UA dtd 8/26/96
        with L.S. Skaggs, The Don L. Skaggs Charitable Remainder
        Unitrust #1 .............................................     283,287             0

                                     II-1

The Northern Trust Company, As Trustee, UA dtd 1/17/97 with L.S.
        Skaggs, The Don L. Skaggs Charitable Remainder Unitrust
        #2 .......................................................     217,707             0
The Northern Trust Company, Successor Trustee, UA dtd 2/2/66
        with Vivian Skaggs Armstrong, For the benefit of Don L.
        Skaggs ...................................................      21,946             0
The Northern Trust Company, Successor Trustee, UA dtd 2/2/66
        with Vivian Skaggs Armstrong, For the benefit of Mar
        Stanley Skaggs ...........................................      21,949             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of Richelle
        Skaggs, Age 30 Trust .....................................       4,523             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of Dustin L
        Skaggs, Age 30 Trust .....................................       4,523             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of
        Jennifer Luttrell, Age 30 Trust ..........................       4,523             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of Justin
        Dallas Lutrell, Age 30 Trust .............................       4,524             0
The Northern Trust Company, Successor Trustee, UA dtd
        11/23/83 with Vivian Skaggs Armstrong, For the benefit
        of Mindy Stana Skaggs, Age 30 Trust ......................       4,524             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of
        Stephen A. Skaggs, Age 30 Trust ..........................       4,524             0
The Northern Trust Company, Successor Trustee, UA dtd 11/23/83
        with Vivian Skaggs Armstrong, For the benefit of Loy
        Leana Skaggs, Age 30 Trust ...............................       4,524             0
The Northern Trust Company, Trustee, UA dtd 1/29/97 with Lynda
        Sue Balukoff, The Lynda Sue Skaggs Balukoff Charitable
        Remainder Trust #2 .......................................      44,612             0
U.S. Bank, Successor Trustee, UA dtd 9/13/68 With Lynda Sue
        Skaggs (Balukoff) The Lynda Sue Skaggs (Balukoff)
        Personal Trust ...........................................     119,510             0
U.S. Bank, Successor Trustee, UA dtd 2/2/66 With Vivian Skaggs
        Armstrong for the benefit of Lynda Sue Skaggs (Balukoff)..      21,948             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs
        Armstrong for the benefit of David P. Langton Lifetime
        Trust ....................................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of David Paul Langton,
        Age 30 Trust .............................................       4,524             0

U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Melissa Rae Langton,
        Lifetime Trust ..........................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Melissa Rae
        Langton, Age 30 Trust ...................................       4,524             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Sherri Lyn Balukoff
        Lifetime Trust ..........................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Sherri Lyn
        Balukoff, Age 30 Trust ..................................       4,524             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Jenifer Balukoff Lifetime
        Trust ...................................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Jenifer Balukoff,
        Age 30 Trust ............................................       4,318             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Joseph Balukoff, Jr.
        Lifetime Trust ..........................................       4,619             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Anthony Joseph
        Balukoff, Jr., Age 30 Trust .............................       4,524             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Stephen R. Balukoff
        Lifetime Trust ..........................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Stephen Robert
        Balukoff, Age 30 Trust ..................................       4,523             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Karen Marie Balukoff
        Lifetime Trust ..........................................       4,617             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Karen Marie
        Balukoff, Age 30 Trust ..................................       4,523             0
U.S. Bank, Successor Trustee, UA dtd 11/23/83 With Vivian Skaggs
        Armstrong for the benefit of Sam Balukoff Lifetime
        Trust ...................................................       4,618             0
U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With Vivian
        Skaggs Armstrong for the benefit of Sam Balukoff, Age 30
        Trust ...................................................       4,524             0
U.S. Bank, As Trustee, UA dtd 2/13/97 with Linda Sue Skaggs
        Balukoff, the Balukoff Charitable Remainder Trust .......      98,145             0
                                                                     ----------        ---------
        TOTAL..................................................      12,326,330        1,848,949
                                                                     ==========        =========

     (a) Each Selling Stockholder is represented by Debevoise & Plimpton and has appointed L.S. Skaggs, George L. Moosman and Arthur W. Gergets, and each of them, as the attorneys-in-fact for such Selling Stockholder.

                                                                         ANNEX I

             Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters substantially to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder;

            (iii) On the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five fiscal years in the period ending February 3, 1996 included in the Prospectus and included or incorporated by reference in
        Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

            (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

            (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                 (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                 (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                 (D) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated shareholders' equity other than decreases resulting from repurchases by the Company of shares of Stock in a total amount not exceeding $5,000,000 or dividends declared or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (E) for the period from the date of the latest financial
             statements included or incorporated by reference in the Prospectus to a specified date there were any decreases in consolidated sales, comparable store sales, or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or other Company-prepared records or recalculated from other data in the Prospectus, and have found them to be in agreement.